EXHIBIT 4.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We have issued our report dated November 10, 2009, with respect to the statement of condition including the related portfolio of Build America Bonds Income Trust, Series 15 (included in Van Kampen Unit Trusts, Taxable Income Series 215) as of November 10, 2009, contained in Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-162098) and Prospectus. We consent to the use of the aforementioned report in this Registration Statement and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                          /s/ GRANT THORNTON LLP


New York, New York
November 10, 2009